EXHIBIT A

to the

American Funds Insurance Series

Amended and Restated Insurance Administrative Services Plan

Relating to its Class 1A and Class 4 shares

Fund	Effective Date	Termination Date
Global Growth Fund	May 1, 2023	April 30, 2024
Global Small Capitalization Fund	May 1, 2023	April 30, 2024
Growth Fund	May 1, 2023	April 30, 2024
International Fund	May 1, 2023	April 30, 2024
New World Fund	May 1, 2023	April 30, 2024
Washington Mutual Investors Fund	May 1, 2023	April 30, 2024
Capital World Growth and Income Fund	May 1, 2023	April 30, 2024
Growth-Income Fund	May 1, 2023	April 30, 2024
International Growth and Income Fund	May 1, 2023	April 30, 2024
Capital Income Builder	May 1, 2023	April 30, 2024
Asset Allocation Fund	May 1, 2023	April 30, 2024
American Funds Global Balanced Fund	May 1, 2023	April 30, 2024
The Bond Fund of America	May 1, 2023	April 30, 2024
Corporate Bond Fund	May 1, 2023	April 30, 2024
Capital World Bond Fund	May 1, 2023	April 30, 2024
American High-Income Trust	May 1, 2023	April 30, 2024
American Funds Mortgage Fund	May 1, 2023	April 30, 2024
Ultra-Short Bond Fund	May 1, 2023	April 30, 2024
U.S. Government Securities Fund	May 1, 2023	April 30, 2024

Portfolio Series – American Funds Global Growth Portfolio	May 1, 2023	April 30, 2024
Portfolio Series – American Funds Growth and Income Portfolio	May 1, 2023	April 30, 2024

Target Date Series - American Funds IS 2065 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2060 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2055 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2050 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2045 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2040 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2035 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2030 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2025 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2020 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2015 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2010 Target Date Fund	May 1, 2023	April 30, 2024

AMERICAN FUNDS INSURANCE SERIES

AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT

1.       The parties to this Amended and Restated Agreement (the “Agreement”), which is effective as of January 1, 2023 are American Funds Insurance Series, a Massachusetts business trust (hereinafter called “the Series”) and American Funds Service Company, a California corporation (hereinafter called “AFS”). The Series consists of the portfolios set forth on Exhibit A (“Funds”). AFS is a wholly owned subsidiary of Capital Research and Management Company (hereinafter called “CRMC”). This Agreement will continue in effect until amended or terminated in accordance with its terms. The effective dates of this Agreement with respect to the Funds are set forth on Exhibit A.

2.       The Series hereby employs AFS, and AFS hereby accepts such employment by the Series, as its transfer agent. In such capacity AFS will provide the services of stock transfer agent, dividend disbursing agent, redemption agent, and such additional related services as the Series may from time to time require, in respect of Class 1, Class 1A, Class 2, Class 3, Class 4, Class P1 and Class P2 shares of the Funds as set forth on Exhibit A, all of which services are sometimes referred to herein as “shareholder services.” In addition, AFS assumes responsibility for the Series’ implementation and compliance with the procedures set forth in the Anti-Money Laundering Program (“AML Program”) of the Series and does hereby agree to provide all records relating to the AML Program to any federal examiner of the Series upon request.

3.       AFS has entered into substantially identical agreements with other investment companies for which CRMC serves as investment adviser. (For the purposes of this Agreement, such investment companies, including the Series, are called “participating investment companies.”)

4.       AFS has entered into an agreement with DST Systems, Inc. (hereinafter called “DST”), to provide AFS with electronic data processing services sufficient for the performance of the shareholder services referred to in paragraph 2.

5.       The Series, together with the other participating investment companies, will maintain a Review and Advisory Committee, which Committee will review and may make recommendations to the boards of the participating investment companies regarding all fees and charges provided for in this Agreement, as well as review the level and quality of the shareholder services rendered to the participating investment companies and their shareholders. Each participating investment company may select one director or trustee who is not affiliated with CRMC, or any of its affiliated companies, or with Washington Management Corporation or any of its affiliated companies, to serve on the Review and Advisory Committee.

6.       AFS will provide to the participating investment companies the shareholder services referred to herein in return for the following fees:

Annual account maintenance fee (paid monthly):

Fee per account (annual rate) Rate

Full service account [Fee]

The fees described above shall be invoiced and paid within 30 days after the end of the month in which the services were performed.

Any revision of the schedule of charges set forth herein shall require the affirmative vote of a majority of the members of the board of trustees of the Series.

7. a. All Fund-specific charges from third parties -- including DST charges, payments described in the next sentence, postage, National Securities Clearing Corporation (NSCC) transaction charges and similar out-of-pocket expenses -- will be passed through directly to the Series or other participating investment companies, as applicable. AFS, subject to approval of its board of directors, is authorized in its discretion to negotiate payments to third parties for account maintenance and/or transaction processing services described in paragraph 7.b. provided such payments do not exceed the anticipated savings to the Series, either in fees payable to AFS hereunder or in other direct Series expenses, that AFS reasonably anticipates would be realized by the Series from using the services of such third party rather than maintaining the accounts directly on AFS’ books and/or processing non-automated transactions.

b.       During the term of this Agreement, AFS shall perform or cause to be performed the shareholder services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

8.       It is understood that AFS may have income in excess of its expenses and may accumulate capital and surplus. AFS is not, however, permitted to distribute any net income or accumulated surplus to its parent, CRMC, in the form of a dividend without the affirmative vote of a majority of the members of the board of trustees of the Series and all participating investment companies.

9.       This Agreement may be amended at any time by mutual agreement of the parties, with agreement of the Series to be evidenced by affirmative vote of a majority of the members of the board of trustees of the Series.

10.       This Agreement may be terminated on 180 days’ written notice by either party. In the event of a termination of this Agreement, AFS and the Series will each extend full cooperation in effecting a conversion to whatever successor shareholder service provider(s) the Series may select, it being understood that all records relating to the Series, the Funds and the Funds’ shareholders are property of the Series.

11.       In the event of a termination of this Agreement by the Series, the Series will pay to AFS as a termination fee each Fund’s proportionate share of any costs of conversion of the Fund’s shareholder service from AFS to a successor. In the event of termination of this Agreement and all corresponding agreements with all the participating investment companies, all assets of AFS will be sold or otherwise converted to cash, with a view to the liquidation of AFS when it ceases to provide shareholder services for the participating investment companies. To the extent any such assets are sold by AFS to CRMC and/or any of its affiliates, such sales shall be at fair market value at the time of sale as agreed upon by AFS, the purchasing company or companies, and the Review and Advisory Committee. After all assets of AFS have been converted to cash and all liabilities of AFS have been paid or discharged, an amount equal to any capital or paid-in surplus of AFS that shall have been contributed by CRMC or its affiliates shall be set aside in cash for distribution to CRMC upon liquidation of AFS. Any other capital or surplus and any assets of AFS remaining after the foregoing provisions for liabilities and return of capital or paid-in surplus to CRMC shall be distributed to the participating investment companies in such proportions as may be determined by the Review and Advisory Committee.

12.       In the event of disagreement between the Series and AFS, or between the Series and other participating investment companies as to any matter arising under this Agreement, which the parties to the disagreement are unable to resolve, the question shall be referred to the Review and Advisory Committee for resolution. If the Review and Advisory Committee is unable to resolve the question to the satisfaction of both parties, either party may elect to submit the question to arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the original parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the party electing to submit the question to arbitration.

13.       The obligations of the Series under this Agreement are not binding upon any of the trustees, officers, employees, agents or shareholders of the Series or each Fund individually, but bind only the Series and each Fund. AFS agrees to look solely to the assets of each Fund for the satisfaction of any liability of the Funds in respect to this Agreement and will not seek recourse against such trustees, officers, employees, agents or shareholders, or any of them or their personal assets for such satisfaction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized, as of January 1, 2023.

AMERICAN FUNDS SERVICE COMPANY	AMERICAN FUNDS INSURANCE SERIES

By /s/ Stephanie D. McNeely	By /s/ Steven I. Koszalka
Stephanie D. McNeely	Steven I. Koszalka
Secretary	Secretary

EXHIBIT A

to the

American Funds Insurance Series

Amended and Restated Shareholder Services Agreement

Fund	Effective Date
Global Growth Fund	January 1, 2023
Global Small Capitalization Fund	January 1, 2023
Growth Fund[1]	January 1, 2023
International Fund[1]	January 1, 2023
New World Fund	January 1, 2023
Washington Mutual Investors Fund	January 1, 2023
Capital World Growth and Income Fund	January 1, 2023
Growth-Income Fund[1]	January 1, 2023
International Growth and Income Fund	January 1, 2023
Capital Income Builder	January 1, 2023
Asset Allocation Fund[1]	January 1, 2023
American Funds Global Balanced Fund	January 1, 2023
The Bond Fund of America	January 1, 2023
Corporate Bond Fund	January 1, 2023
Capital World Bond Fund	January 1, 2023
American High-Income Trust[1]	January 1, 2023
American Funds Mortgage Fund	January 1, 2023
Ultra-Short Bond Fund[1]	January 1, 2023
U.S. Government Securities Fund[1]	January 1, 2023

Managed Risk Growth Fund[2]	January 1, 2023
Managed Risk International Fund[2]	January 1, 2023
Managed Risk Washington Mutual Investors Fund[2]	January 1, 2023
Managed Risk Growth-Income Fund[2]	January 1, 2023
Managed Risk Asset Allocation Fund[2]	January 1, 2023

Portfolio Series – American Funds Global Growth Portfolio	January 1, 2023
Portfolio Series – American Funds Growth and Income Portfolio	January 1, 2023

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	January 1, 2023
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	January 1, 2023
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	January 1, 2023

Target Date Series - American Funds IS 2035 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2030 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2025 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2020 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2015 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2010 Target Date Fund[3]	January 1, 2023

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 1A, 2, 3, or 4 shares

3 Fund offers Class 1, 1A, 2 and 4 shares only. Does not offer Class 3, P1, or P2 shares

Exhibit B

to the

Amended and Restated Shareholder Services Agreement

AFS shall act, as necessary, as stock transfer agent, dividend disbursing agent and redemption agent for the Series’ shares and shall provide such additional related services as the Series’ shares may from time to time require.

1.       Record Maintenance

AFS shall maintain with respect to each shareholder holding the Series’ shares the following records:

a.       Number of shares;

b.       Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

c.       Name and address of the shareholder, including zip codes and social security numbers or taxpayer identification numbers;

d.       Records of distributions and dividend payments; and

e.       Any transfers of shares.

2.       Shareholder Communications

AFS shall:

a.       Deliver current Series summary prospectuses, prospectuses and statements of additional information and annual and other periodic reports upon shareholder request, and, as applicable, with confirmation statements.

b.       Deliver statements to shareholders on no less frequently than a quarterly basis showing, among other things, the number of shares of each Fund in the Series owned by such shareholder and the net asset value of shares of the Fund as of a recent date.

c.       Produce and deliver to shareholders confirmation statements reflecting purchases and redemptions of shares of each Fund in the Series.

d.       Respond to shareholder inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates.

3.       Transactional Services

AFS shall communicate to shareholders, as to shares of the Series, purchase, redemption and exchange orders reflecting the orders it receives from shareholders. AFS shall also communicate to shareholders mergers, splits and other reorganizations.

4.       Tax Information Returns and Reports

AFS shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting: (i) dividends and other distributions made; (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations; and (iii) gross proceeds of sales transactions as required.

5.       Fund Communications

AFS shall, upon request by the Series, on each business day, report the number of shares on which the transfer agency fee is to be paid pursuant to this Agreement. AFS shall also provide the Series with a monthly invoice.

6.       Coordination, Oversight and Monitoring of Insurance Companies

As set forth in the Administrative Services Agreement between the Series and CRMC, CRMC shall coordinate, monitor and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and polices. AFS shall monitor the insurance companies’ provision of services, including the delivery of contract holder account statements and all Series-related materials, including summary prospectuses and/or prospectuses, shareholder reports, and proxies.

EXHIBIT A

to the

American Funds Insurance Series

Amended and Restated Shareholder Services Agreement

Fund	Effective Date
Global Growth Fund	January 1, 2023
Global Small Capitalization Fund	January 1, 2023
Growth Fund[1]	January 1, 2023
International Fund[1]	January 1, 2023
New World Fund	January 1, 2023
Washington Mutual Investors Fund	January 1, 2023
Capital World Growth and Income Fund	January 1, 2023
Growth-Income Fund[1]	January 1, 2023
International Growth and Income Fund	January 1, 2023
Capital Income Builder	January 1, 2023
Asset Allocation Fund[1]	January 1, 2023
American Funds Global Balanced Fund	January 1, 2023
The Bond Fund of America	January 1, 2023
Corporate Bond Fund	January 1, 2023
Capital World Bond Fund	January 1, 2023
American High-Income Trust[1]	January 1, 2023
American Funds Mortgage Fund	January 1, 2023
Ultra-Short Bond Fund[1]	January 1, 2023
U.S. Government Securities Fund[1]	January 1, 2023

Managed Risk Growth Fund[2]	January 1, 2023
Managed Risk International Fund[2]	January 1, 2023
Managed Risk Washington Mutual Investors Fund[2]	January 1, 2023
Managed Risk Growth-Income Fund[2]	January 1, 2023
Managed Risk Asset Allocation Fund[2]	January 1, 2023

Portfolio Series – American Funds Global Growth Portfolio	January 1, 2023
Portfolio Series – American Funds Growth and Income Portfolio	January 1, 2023

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	January 1, 2023
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	January 1, 2023
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	January 1, 2023

Target Date Series - American Funds IS 2065 Target Date Fund[3]	May 1, 2023
Target Date Series - American Funds IS 2060 Target Date Fund[3]	May 1, 2023
Target Date Series - American Funds IS 2055 Target Date Fund[3]	May 1, 2023
Target Date Series - American Funds IS 2050 Target Date Fund[3]	May 1, 2023
Target Date Series - American Funds IS 2045 Target Date Fund[3]	May 1, 2023
Target Date Series - American Funds IS 2040 Target Date Fund[3]	May 1, 2023
Target Date Series - American Funds IS 2035 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2030 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2025 Target Date Fund[3]	January 1, 2023

Target Date Series - American Funds IS 2020 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2015 Target Date Fund[3]	January 1, 2023
Target Date Series - American Funds IS 2010 Target Date Fund[3]	January 1, 2023

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 1A, 2, 3, or 4 shares

3 Fund offers Class 1, 1A, 2 and 4 shares only. Does not offer Class 3, P1, or P2 shares

EXHIBIT A

to the

American Funds Insurance Series – Target Date Series

Administrative Services Agreement

Fund	Effective Date	Termination Date
Target Date Series - American Funds IS 2065 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2060 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2055 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2050 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2045 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2040 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2035 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2030 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2025 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2020 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2015 Target Date Fund	May 1, 2023	April 30, 2024
Target Date Series - American Funds IS 2010 Target Date Fund	May 1, 2023	April 30, 2024